UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2010

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 23, 2010, Bioanalytical Systems, Inc. (the "Company") executed an Amendment (“Amendment”) to its line of credit agreement with Entrepreneur Growth Capital LLC.  As part of the Amendment, the maturity date for the line of credit was extended to January 31, 2013 and the line of credit will automatically renew each year thereafter until either party gives the required notice of termination pursuant to the terms of the agreement.  The Amendment reduced the minimum tangible net worth covenant requirement to $8.5 million and waived all non-compliances with this covenant through the date of the Amendment.

The foregoing discussion of the Amendment is entirely qualified by reference to the text of the Amendment, which is attached as Exhibit 10.1 to this report, and incorporated herein by this reference.

 Item 9.01. Exhibits.

(d)	Exhibits

10.1	Amendment to Loan Agreement between Bioanalytical Systems, Inc. and Entrepreneur Growth Capital LLC, executed December 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: December 30, 2010	By:	/s/ Michael R. Cox
Michael R. Cox
Vice President, Finance and Administration, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1	Amendment to Loan Agreement between Bioanalytical Systems, Inc. and Entrepreneur Growth Capital LLC, executed December 23, 2010.